UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to $600.0 Million Senior Credit Facility

On February 5, 2021, Summit Hotel OP, LP (the “Operating Partnership”), as borrower, Summit Hotel Properties, Inc. (the “Company”), as parent guarantor, and each party executing the credit facility documentation as a subsidiary guarantor, entered into the Third Amendment to Credit Agreement (the “Third Amendment”) of the Operating Partnership’s $600 Million senior credit facility (the “$600 Million Senior Credit Facility”) with Deutsche Bank AG New York Branch, as administrative agent, and a syndicate of lenders including Deutsche Bank AG New York Branch, Bank of America, N.A., Regions Bank, U.S. Bank National Association, KeyBank National Association, PNC Bank, National Association, Royal Bank of Canada, Raymond James Bank, N.A., Compass Bank, Truist Bank f/k/a Branch Banking and Trust Company, Capital One, National Association and BMO Harris Bank N.A.

The following summary of the Third Amendment is qualified in its entirety by reference to the Third Amendment to Credit Agreement, dated February 5, 2021, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The following is a summary of the material amendments to the Credit Agreement:

Certain financial and other covenants under the $600 Million Senior Credit Facility were waived or adjusted, for the periods described below:

•	Temporary waivers of key financial and certain other covenants in the $600 Million Senior Credit Facility for the period April 1, 2020 through March 31, 2022;

•	Adjustments to certain financial covenants for the period April 1, 2022 through December 31, 2022 including:

o	Reduction of the Minimum Consolidated Fixed Charge Coverage Ratio;

o	Increase of the Maximum Unsecured Leverage Ratio; and

o	Reduction of the Minimum Unsecured Interest Coverage Ratio;

•	Increases to the Maximum Leverage Ratio for the calendar year 2022, adjusting down throughout 2023.

The interest rate during the periods of the financial and covenant waivers and adjustments will be set at Pricing Level VIII, as defined in the $600 Million Senior Credit Facility documents.

The Third Amendment confirmed that the Borrower may advance up to $350 million under the existing revolving facility, subject to the terms and conditions of the Third Amendment. Furthermore, the Third Amendment permits the Borrower to advance an additional $50 million, in addition to the $350 million advance described in the preceding sentence, upon filing mortgages and related security agreements on all Unencumbered Properties, with such security documents to be released upon the Borrower meeting certain conditions for their release.

Furthermore, the restrictions that were previously placed on investments in assets, equity offerings, asset sales and obtaining permitted indebtedness were revised to permit the Borrower and Company to take such actions in certain situations, provided that (i) portions of the proceeds from such events will be used to pay down the balance of the $600 Million Senior Credit Facility, the 2017 Term Loan and 2018 Term Loan in accordance with the terms of the Third Amendment, and (ii) the Borrower and Company comply with the other conditions to taking such actions, including maintaining a minimum of $150 million in liquidity.

Certain other typical limitations and conditions for credit facilities of this nature were included among the provisions in the Third Amendment including, among other provisions, limitations on the use of revolving facility advances, certain restrictions on payments of dividends and establishment of a minimum liquidity requirement.

We retain the right to opt out of the additional restrictive covenants and have all equity pledges, mortgages and security agreements released upon demonstration of compliance with the existing financial covenants.

Sixth Amendment to $225.0 Million 2018 Term Loan

On February 5, 2021, the Operating Partnership, as borrower, the Company, as parent guarantor, and each party executing the credit facility documentation as a subsidiary guarantor, entered into the Sixth Amendment to the First Amended and Restated Credit Agreement (the “Sixth Amendment”) of the Operating Partnership’s $225 Million 2018 term loan (the “2018 Term Loan”) with KeyBank National Association, as administrative agent, and a syndicate of lenders including KeyBank National Association, Regions Bank, Raymond James Bank, N.A., Branch Banking and Trust Company, Capital One, National Association, PNC Bank, National Association, American Bank, N.A., and U.S. Bank National Association.

The amendments to the 2018 Term Loan made pursuant to the Sixth Amendment are substantially similar to the amendments described above concerning the Company’s $600 Million Senior Credit Facility. The summary of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment to First Amended and Restated Credit Agreement, dated February 5, 2021, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Fifth Amendment to $225.0 Million 2017 Term Loan

On February 5, 2021, the Operating Partnership, as borrower, the Company, as parent guarantor, and each party executing the credit facility documentation as a subsidiary guarantor, entered into the Fifth Amendment to the Credit Agreement (the “Fifth Amendment”) of the Operating Partnership’s $225 Million 2017 term loan (the “2017 Term Loan”) with KeyBank National Association, as administrative agent, and a syndicate of lenders including KeyBank National Association, Deutsche Bank AG New York Branch, Bank of America, N.A., Regions Bank, Raymond James Bank, N.A., Branch Banking and Trust Company, Capital One, National Association, PNC Bank, National Association, Royal Bank of Canada, and U.S. Bank National Association.

The amendments to the 2017 Term Loan made pursuant to the Fifth Amendment are substantially similar to the amendments described above concerning the Company’s $600 Million Senior Credit Facility. The summary of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment to Credit Agreement, dated February 5, 2021, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s and Operating Partnership’s direct financial obligations is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 8, 2021, Summit Hotel Properties, Inc. issued a press release announcing the completion of amendments to the Company’s $600 Million Senior Credit Facility, the 2017 Term Loan and 2018 Term Loan. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement dated February 5, 2021 among Summit Hotel OP, LP, as borrower, Summit Hotel Properties, Inc., as parent guarantor, each party executing the credit facility documentation as a subsidiary guarantor, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party to the Credit Agreement.

10.2	Sixth Amendment to the First Amended and Restated Credit Agreement dated February 5, 2021 among Summit Hotel OP, LP, as borrower, Summit Hotel Properties, Inc., as parent guarantor, each party executing the credit facility documentation as a subsidiary guarantor, KeyBank National Association, as administrative agent, and the lenders party to the Credit Agreement.

10.3	Fifth Amendment to Credit Agreement dated February 5, 2021 among Summit Hotel OP, LP, as borrower, Summit Hotel Properties, Inc., as parent guarantor, each party executing the credit facility documentation as a subsidiary guarantor, KeyBank National Association, as administrative agent, and the lenders party to the Credit Agreement.

99.1	Press release issued on February 8, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

/s/ Christopher R. Eng
By:
Christopher R. Eng
Executive Vice President, General Counsel
Date: February 8, 2021	Chief Risk Officer and Secretary